UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2017

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 443-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
General Electric Company (the “Company”) announced that Robert Lane will be retiring from the Company’s Board of Directors (the “Board”) after 12 years of service, effective October 9, 2017. In addition, the Board elected Edward P. Garden as a director to fill the resulting vacancy, effective on that date. Mr. Garden is the Chief Investment Officer and a Founding Partner of Trian Fund Management, L.P. (“Trian”), an investment management firm.

The Board has determined that Mr. Garden is an independent director under the New York Stock Exchange listing standards and the Company’s independence guidelines, as set forth in the Board’s Governance Principles.

Mr. Garden will participate in the compensation and benefit program for the Company’s independent directors, which is described on pages 53-55 of the Company’s Proxy Statement for its Annual Meeting of Shareowners held on April 26, 2017 (filed with the Securities and Exchange Commission on March 8, 2017). Mr. Garden has advised the Company that, pursuant to his arrangement with Trian, he intends to transfer to Trian, or hold for the benefit of Trian, all director compensation paid to him.

The Board has not yet appointed Mr. Garden to any Board committees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: October 10, 2017	/s/ Christoph A. Pereira
Christoph A. Pereira Vice President, Chief Corporate, Securities & Finance Counsel

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